Exhibit 23(j)(i) (d) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Investment Shares and Institutional Service Shares Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated May 12, 2003, in Post Effective Amendment Number 62 to the Registration Statement (Form N-1A, No. 33-31602) of Tax Free Instruments Trust, a portfolio of Money Market Obligations Trust.


                                                ERNST & YOUNG LLP

Boston, Massachusetts
May 22, 2003